Exhibit 10.2

Certain identified information has been marked in the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.

Double asterisks denote omissions.

INOZYME PHARMA, INC. CONFIDENTIAL

YALE UNIVERSITY

CORPORATE SPONSORED RESEARCH AGREEMENT

This RESEARCH AGREEMENT (this “Agreement”) is entered into as of January 6, 2017 (the “Effective Date”), by and between Yale University, a non-profit corporation organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut (the “University”), and Inozyme Pharma, LLC, a Delaware limited liability company, having its principal offices at 240 Bluff View Drive, Guilford, Connecticut 06347 (the “Sponsor”).

W I T N E S S E T H :

WHEREAS, in pursuit of its educational purposes, which include research and training, the University undertakes scholarly, research, and experimental activities in a variety of academic disciplines including the biology of the modulation of inorganic pyrophosphate and calcification by ectonucleotide pyrophosphatase/phosphodiesterases (“ENPPs”); and

WHEREAS, the Sponsor wishes to fund and desires that the University undertake a research program in the field of ENPPs, as described more fully in Exhibit A, attached hereto; and

WHEREAS, in furtherance of its scholarly, research, and instructional interests, the University is willing to undertake such research upon the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.
Scope of Research. During the term of this Agreement, the University shall use reasonable efforts to perform the research program described in Exhibit A, attached hereto and incorporated herein (the “Research”) using the levels of diligence, care and skill applicable to academic research typically conducted at the University. Notwithstanding the foregoing, the University makes no warranties or representations regarding its ability to achieve, nor shall it be bound hereby to accomplish, any particular research objective or results.
2.
Personnel.
(a)
The Research shall be performed by and under the supervision and direction of Dr. Demetrios Braddock, while employed by the University, who shall be designated the Principal Investigator (the “Principal Investigator”) together with such additional personnel as may be assigned by the University and who are employees or agents of the University. If Dr. Braddock ceases to be available to act as Principal Investigator, the University shall give Sponsor written notice of any proposed change in the Principal Investigator, subject to Sponsor’s approval, which the Sponsor may withhold in its sole discretion. In case a replacement Principal Investigator cannot be found who is acceptable to the University and the Sponsor, then the Sponsor may terminate the Term (as defined herein) on 30 days’ notice to the University.
(b)
It is understood that the University and the personnel performing the Research hereunder may be involved in other activities and projects which entail pre-existing commitments to other sponsors. The University will use reasonable efforts to avoid conflicts with the terms of this Agreement; however, it is agreed that unless provided to the contrary herein, this Agreement is subject to the University’s pre-existing commitments to such other sponsors. [**].

3.
University Policies and Procedures. All Research conducted hereunder shall be performed in accordance with established University policies and procedures, including, but not limited to, policies and procedures applicable to research involving human subjects, laboratory animals, and conflicts of interest.
4.
Reimbursement of Costs.
(a)
The Sponsor shall reimburse the University for all direct and indirect costs incurred by the University in connection with the Research, in accordance with the budget set forth as Exhibit B, in the amount of [**] Dollars ($[**]), attached hereto and which hereby is incorporated herein; provided, however, that the University may submit to Sponsor at any time, and Sponsor may at its discretion approve in writing, a revised budget or budgets requesting additional funds. Indirect costs shall be equal to the facilities and administration rate for indirect costs negotiated between the University and the Federal Government.
(b)
The Sponsor shall make quarterly advance payments to the University to fund estimated reimbursable costs, as determined in advance by Yale in good faith, it being understood that Yale’s estimate is not a guarantee of actual reimbursable costs for the applicable quarter. All checks shall be made payable to Yale University, shall include reference to the Principal Investigator, and shall be sent to:

Yale University
Office of Sponsored Projects
P.O. Box 1873
New Haven, CT 06508-1873
Contacting email: [**]

Or wired to:

[**]
Reference: Demetrios Braddock, Principal Investigator; [**]

5.
Research Reports. The University shall furnish to Sponsor during the term of this Agreement periodic informal reports regarding the progress of the Research. A final report setting forth the significant research findings shall be prepared by the University and submitted to Sponsor within a reasonable period following the expiration of the Term or the effective date of early termination. The University shall hold such reports in confidence subject to its rights under Section 6. The Sponsor shall hold such reports in confidence pursuant to Section 7.
6.
Publication.
(a)
Part of the University’s mission is to publish and disseminate research results developed under sponsored research projects. Consistent with this Agreement, University, the Principal Investigator and other University employees and/or students may disseminate or publish the results of the Research without prior approval by the Sponsor. The University shall provide the Sponsor with a copy of any proposed publication 45 days in advance of submission to third parties. The Sponsor shall determine whether any of its Confidential Information is included in the proposed publication. The Sponsor may reasonably require that any of its Confidential Information be removed from the proposed publication. The Sponsor may reasonably require that submission of the proposed publication to third parties and publication be W I delayed to permit the filing of patent applications. The Sponsor shall make such determinations within forty-five (45) days of receipt of the proposed publication. Submission of the proposed publication shall not be delayed more than ninety (90) days after receipt of the proposed publication by the Sponsor. The Sponsor at its election shall be entitled to receive an acknowledgment of its sponsorship of the Research in any such publication.

(b)
The University shall have the final authority to determine the scope and content of any publications or presentations made by its students and employees in accordance with the limitations of this section.
7.
Confidential Information.
(a)
Confidential Information consists of information that has been reduced to writing and marked “Confidential,” or, if disclosed orally, has been reduced to writing and marked “Confidential” within [**] of oral disclosure. Subject to the following exceptions, all Confidential Information of either party disclosed by or on behalf of it to the other party in connection with the Research hereunder will be treated by such other party as confidential throughout the term hereof or for [**] from the time of disclosure, whichever is longer. Each party will use reasonable efforts to safeguard the confidentiality of the other Party’s Confidential Information, and will require its employees, agents, students and associates to adhere to such obligation of confidentiality. The following shall be exceptions to confidentiality:
(i)
Information that is now in the public domain or subsequently enters the public domain through no fault of the receiving party;
(ii)
Information that is presently known or becomes known to the receiving party from its own independent sources;
(iii)
Information that the receiving party receives from any third party not under any obligation to keep such information confidential;
(iv)
Information that is required to be disclosed by law.
(v)
Information that is developed independently by persons who had no direct or indirect access to the information.

Neither party will use any Confidential Information of the other party provided under this Agreement for any purpose other than carrying out the Research and performing the parties’ respective obligations under this Agreement.

(b)
Neither party shall knowingly convey Confidential Information that is subject to federal export control restrictions under the EAR or the ITAR without first so disclosing to the other party and providing the other party the opportunity to decline receiving such information.
(c)
Notwithstanding the foregoing in this Article 7, the Sponsor may disclose or release the results of the Research in connection with obtaining necessary regulatory approvals by a governmental authority for any ENPP product or ENPP product candidate of the Sponsor that is the subject of any license agreement between the University and the Sponsor pertaining, in part or in whole to such ENPP products or ENPP product candidates (a “Regulatory Disclosure”) to the extent that such Regulatory Disclosure is necessary or appropriate in the Sponsor’s judgment to obtain such approvals [**].
(d)
[**] under this Section 7.
8.
Intellectual Property.
(a)
Definition of Invention. “Invention” shall mean any discovery, concept or idea, whether or not patentable, first conceived, discovered or first reduced to practice in whole or in part in performance of this Agreement. For purposes of this Agreement, “Invention” shall also include any software written, created, and utilized in performance of this Agreement.
(b)
Ownership of Inventions. The University shall be entitled to ownership of any Invention first conceived or discovered solely by its employees, students, or agents in the performance of the Research (“University Inventions”). Sponsor shall own any Inventions first conceived or discovered solely by Sponsor’s employees or agents (“Sponsor Inventions”). Inventions first conceived or discovered jointly by University employees, students or agents and Sponsor employees or agents in the performance of the Research shall be owned jointly (“Joint Inventions”).

(c)
Disclosure and Right to Patent Inventions. The University and Sponsor shall promptly disclose to each other in writing any Invention first conceived or discovered in the performance of the Research [**], and reported to the University’s Office of Co-operative Research (“OCR”) if a University Invention or Joint Invention or Sponsor’s Intellectual Property Authority (“IPA”) if the Invention is a Joint Invention (see Article 11 “Notices”), respectively. Such disclosure shall be considered Confidential Information. The University may elect to file and prosecute a patent application on any University Invention described in any such Invention disclosure. Should the University elect not to do so it will so notify the Sponsor and the Sponsor may at its own cost file and prosecute any such patent application on behalf of the University. The Sponsor shall have the sole right to file and prosecute a patent application on any Sponsor Invention and Joint Invention. If Sponsor elects not to file or to prosecute an application for a Joint Invention or if after filing such an application, Sponsor elects not to prosecute such application, then in any such case Sponsor shall notify the University promptly and, if University elects to file and prosecute such an application on a Joint Invention, Sponsor shall not grant rights to such Joint Invention to any third party without University’s prior written permission. [**].
(d)
[**] & Option.
i.
[**], the Sponsor shall have [**]; provided, however, that [**].
ii.
Option. For each University Invention or University’s interest in a Joint Invention that, at the time the University makes written disclosure thereof to the Sponsor, [**], the Sponsor will have the option, for a period of three (3) months from the date of such disclosure to Sponsor, to elect to negotiate for a royalty-bearing, exclusive or non-exclusive, world-wide license to

University’s rights in such Invention, including the right to sublicense, to make, have made, use, lease, sell, import and export products embodying or produced through the use of such Invention (the “Option”). In the event that the parties are unable to reach agreement on the terms of the license described above in this Section 8(d)(ii) for such Invention after three (3) months of good faith negotiations, and the parties therefore do not execute such license, the University may enter into an agreement relating to such Invention with any third party [**].
(e)
New License. Any license to Sponsor as provided herein [**] will be granted by a separate license agreement signed by the parties which shall include at least the following terms and conditions: (a) an appropriate field of use; (b) mutually agreeable license fees and royalties; (c) mutually agreeable minimum royalties and/or other requirements of due diligence to develop and effectively commercialize the Invention; (d) reimbursement of University’s cost of patent filing, prosecution and maintenance; (e) retention by University of a royalty-free right, sublicensable to its research partners, to use the Invention for teaching, research, or other educational or academic purposes; and (f) indemnification of the University.
(f)
Data. University will retain ownership of the data arising out of the Research that University generates. Subject to other provisions of this Agreement, including those pertaining to Confidential Information and intellectual property, Sponsor will have access to the data and may use such data in connection with its internal research, subject to the applicable confidentiality provisions of this Agreement.
(g)
Tangible Research Property. University shall retain ownership of property that is developed solely by University’s employees, students, and agents, including, but not limited to, prototypes, biogenic materials, samples, lab notebooks graphs, maps, drawings, and documents created or acquired under this Agreement (collectively, “Tangible Research Property”), except the University shall not retain ownership of any such Tangible Research Property that is a deliverable under this Agreement. [**]. University shall retain the right to use and distribute copies of all deliverables for educational and/or research purposes.
(h)
Copyrightable material. As between University and Sponsor, University shall own all right, title and interest in and to any and all copyrights and copyrightable materials, including data and excluding software, that is created solely by University employees, students or agents in performance of this Agreement (collectively “University Copyrights”). As between University and Sponsor, Sponsor shall own all right, title and interest in and to any and all copyrights and copyrightable materials, including data, created solely by Sponsor employees or agents in performance of this Agreement (collectively, “Sponsor Copyrights”). As between University and Sponsor, University and Sponsor shall jointly own all right, title and interest in and to any and all copyrights and copyrightable materials, including data, created jointly by University employees, students, or agents and Sponsor employees or agents in performance of this Agreement (collectively, “Joint Copyrights”). University shall have the sole right to determine the disposition of University Copyrights, provided that Sponsor shall have option rights, in accordance with Section 8, in computer software and databases developed and delivered under the Statement of Work.
(i)
Background IP. Neither party shall, by virtue of this Agreement, acquire rights to Inventions, copyrights, technical information, or tangible property concurrently created or acquired outside of this Agreement or that are owned by the other party prior to entering into this

Agreement, including any background technology required to practice Inventions. Such rights may or may not be available for licensing.
9.
Ownership of Property. Title to any equipment purchased or created in the performance of the work funded under this Agreement shall vest in the University.
10.
Term and Termination.
(a)
This Agreement shall be effective for the term January 6, 2017 through January 6, 2020 (the “Term”), and may be extended thereafter by mutual agreement of the parties in writing; provided, however, that the termination of this Agreement shall not relieve either party of any obligation of such party accrued prior to such termination hereunder. In particular, the provisions hereof relating to rights in patents and ownership of property shall survive such termination.
(b)
Notwithstanding the foregoing, this Agreement may be terminated by either party at any time upon 180 days advance written notice to the other party; provided, however, that Sponsor may also terminate this Agreement pursuant to Section 2(a). Upon receipt of notice of early termination by Sponsor, the University shall use reasonable efforts promptly to limit or terminate any outstanding commitments prior to the effective termination date. All allowable costs associated with such termination and up through the date of termination, shall be reimbursed by Sponsor, including non-cancelable commitments, such as, where applicable, committed salary and benefits [**] for personnel shall be non-cancelable commitments. In case of such termination, such amounts for such non-cancellable obligations shall be the limits of the Sponsor’s liability for payments to the University hereunder.
(c)
If Sponsor breaches its obligation of payment and fails to remedy such breach within thirty (30) days after receipt of notice in writing of such breach, then if such payment breach is not remedied in such thirty (30) day period, the University may, in addition to any other remedies that the University may have at law or in equity, terminate this Agreement by sending written notice of termination to Sponsor. Termination for material breaches will be effective from the date of notice to Sponsor and does not affect any of University’s other rights under this Agreement.
11.
Notices. Any notices given under this Agreement shall be in writing and shall be deemed delivered when sent by first-class mail, postage prepaid, addressed to the parties as follows (or at such other addresses as the parties may notify each other in writing):

The University Yale University Office of Sponsored Projects (OSP) 25 Science Park - 3rd Floor P.O. Box 208327 New Haven, CT 06520-88327 ATTN: [**] Contract Manager	Sponsor Inozyme Pharma, LLC [**] ATTN: Chief Executive Officer [**]
Yale University Office of Cooperative Research 433 Temple Street New Haven, CT 06511 ATTN: Managing Director	[**]

provided, however, that Invention Disclosures shall be addressed to the parties as follows:

Yale University Yale University Office of Cooperative Research Attn: Director of Intellectual Property 433 Temple Street New Haven, CT, 06511 P: [**] E: [**] CC: [**]	Sponsor IPA [**]

12.
Use of Name. Neither party shall employ or use the name of the other party in any promotional materials or advertising without the prior express written permission of the other party.
13.
Relationship of the Parties. The relationship of Sponsor and the University established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create a relationship of employment or agency, nor shall either party’s employees, servants, agents, or representatives be considered the employees, servants, agents, or representatives of the other. Nothing in this Agreement shall be construed to constitute the parties as partners or joint venturers, or allow either of the parties to create or assume any obligation on behalf of the other party.
14.
Indemnification. The following indemnification obligation applies only to the extent of Sponsor’s use of the Research or any University intellectual property or Research Results. The Sponsor shall therefore defend, indemnify and hold harmless University, the Principal Investigator, in his capacity as such, and any of University’s faculty, students, employees, trustees, officers, affiliates, and agents (hereinafter referred to collectively as the if “Indemnified Persons”) from and against any and all liability, claims, lawsuits, losses, damages, costs or expenses (including attorneys’ fees), which the Indemnified Persons may hereafter incur, or be required to pay, unless determined with finality by a court of competent jurisdiction to result solely from an Indemnified Person’s gross negligence or willful misconduct. University shall notify Sponsor upon learning of the institution or threatened institution of any such liability, claims, lawsuits, losses, damages, costs and expenses and University shall cooperate with Sponsor in every proper way in the defense or settlement thereof at Sponsor’s request and expense. Sponsor shall not dispose or settle any claim admitting liability on the part of the University without University’s prior written consent.
15.
NO WARRANTIES. THE UNIVERSITY MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING, WITHOUT LIMITATION, THE RESULTS OF THE RESEARCH OR ANY INVENTIONS OR PRODUCT, TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH RESULTS OR OF ANY SUCH INVENTION OR PRODUCT. Neither party shall be liable for any indirect, consequential, lost profits, or other damages suffered by the other party or by any Licensee or any others resulting from the use of the research results, including any Invention, program, or product.
16.
Export Controls. The University complies with all applicable laws and, regulations, including, where applicable, federal export control regulations. Many of the University employees (faculty and staff) and students are residents of foreign countries, including individuals who may work on this contract and/or have access to information conveyed to the University pursuant hereto. The University does not screen its employees or students based on nationality. In most situations, the University relies on the fundamental research exclusion from export control laws, but makes no representation as to whether Sponsor’s conveyance of information or material to the University pursuant hereto would be covered by the export control laws. Each party agrees that before knowingly providing the other with export-controlled materials or data, it will provide written notice, including a description of the materials or data, and, if known, the appropriate ECCN or MCL designation. No such materials or data shall knowingly be shared without prior written approval.
17.
Force Majeure. The University shall not be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the University’s control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortages, disease, or similar occurrences.
18.
Assignment. Neither the University nor the Sponsor shall assign this Agreement to any other person without the prior written consent of the other, and any purported assignment without such consent shall be void [**].
19.
Severability. In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.
20.
Entire Agreement: Amendments. This Agreement and the Exhibits hereto contain the entire agreement between the parties. No amendments or modifications to this Agreement shall be effective unless made in writing and signed by authorized representatives of both parties.
21.
Similar Research. Nothing in this Agreement shall be construed to limit the freedom of the University or of its researchers who are not participants under this Agreement, from engaging in similar research made under other grants, contracts or agreements with parties other than the Sponsor.

22.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

YALE UNIVERSITY By /s/ Jeffrey E. McGuinness Title Associate Director Date January 10, 2017	INOZYME PHARMA, LLC By /s/ Axel Bolte Title Chief Executive Officer Date January 10, 2017
Read and acknowledged: Principal Investigator /s/ Demetrios Braddock Demetrios Braddock, MD PhD Date 01/09/2017

YALE UNIVERSITY

AMENDMENT NO. 1 TO

CORPORATE SPONSORED RESEARCH AGREEMENT

This AMENDMENT NO. 1 TO CORPORATE SPONSORED RESEARCH AGREEMENT, dated as of February 19, 2019 (this “Amendment”), by and between Yale University, a non-profit corporation organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut (the “University”), and Inozyme Pharma, Inc., a Delaware corporation, having its principal offices at 280 Summer Street, Floor 5, Boston, Massachusetts 02210 (the “Sponsor”), amends the RESEARCH AGREEMENT, entered into as of January 6, 2017 (the “Agreement”), by and between the University and the Sponsor.

W I T N E S S E T H:

WHEREAS, the Sponsor has funded a research program in the field of ENPPS.

WHEREAS, the Sponsor now wishes to continue to fund for an extended period (years 3-5) research programs in the field of expertise of the Principal Investigator, as described more fully in Exhibit A, attached to this Amendment; and

WHEREAS, the Sponsor wishes to allow for a broader research program and to amend the the budget for the research to take place during the Extended Term (as defined herein) as provided in the Agreement, and the University is willing to agree to such modifications and to undertake such research upon the terms and conditions set forth below and in the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Scope of Research. Upon the effectiveness of this Amendment, the Agreement is hereby amended such that during the Extended Term, the University shall use reasonable efforts to perform the research program described in Exhibit A, attached hereto and incorporated herein and incorporated in the Agreement to allow for expansion of the original Research, and otherwise in accordance with the terms and limitations provided in the Agreement. The Research provided for in this Amendment shall be in lieu of the portion of the Research for the third year of the Term as provided in the Agreement and shall also extend for the Extended Term. Any additional research requested by Sponsor that is supplemental to the research selected by the Principal Investigator – relating to ENPPs within the amended program described in Exhibit A attached hereto, shall be the subject of a separately negotiated financial agreement between the University and Sponsor.

2. Reimbursement of Costs. The Agreement is hereby amended such that the Sponsor shall reimburse the University for all direct and indirect costs incurred by the University in connection with the Extended Research, in accordance with the budget set forth as Exhibit B hereto (the “Extended Budget”), in the amount of [**] Dollars ($[**]), attached hereto and which hereby is incorporated herein and incorporated in the Agreement. The first year of the Extended Budget shall be in lieu of $[**] of Total Grant Budget for Year 3 as shown in the budget attached as Exhibit B to the Agreement. Nothing in this Amendment modifies the Total Grant Budget shown for each of Year 1 and Year 2 in the Agreement. Once the parties execute and deliver this Amendment, the Total Grant Budget and Extended Budget under the Agreement, as amended by this Amendment, will be:

Year 1	$[**]
Year 2	$[**]
Year 3	$[**]
Year 4	$[**]
Year 5	$[**]

Total	$2,409,708

Indirect costs for the Extended Budget shall be as shown in the Extended Budget.

3. Amendment to Term. The first sentence of Section 10(a) of the Agreement is hereby amended by deleting the words “January 6, 2020” and substituting in lieu thereof “December 31, 2021”. The period of the New Research shall be referred to as the “Extended Term.”

4. Defined Terms. Capitalized terms used in this Amendment and defined in the introductory paragraph of, or recitals to, this Amendment shall have the respective meanings provided therein. Capitalized terms used in this Amendment and not defined in this Amendment shall have the respective meanings provided in the Agreement except as otherwise expressly provided herein.

5. Effectiveness. This Amendment shall become effective as of the date first set forth above once this Amendment or counterparts hereof shall have been executed and delivered by University and the Sponsor.

6. Confirmation of Original Agreement.

(a)

Except as amended by this Amendment, the Agreement shall remain in füll force and effect in accordance with its terms. From and after the date this Amendment becomes effective, any reference in the Agreement to the “Agreement”, the “Research” or the “Term” shall be deemed a reference to the Agreement, as amended hereby, the Research, as defined hereby, or the Extended Term, as defined hereby, respectively.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

YALE UNIVERSITY		INOZYME PHARMA, INC.

By	/s/ James Cresswell	By	/s/ Henric Bjarke

Title	Sr. Contract Manager	Title	COO

Date:	February 19, 2019	Date:	2/22/2019

Read and acknowledged:

Principal Investigator

/s/ Demetrios Braddock
Demetrios Braddock, MD PhD

Date: February 19th, 2019

Exhibit B: Extended Budget

Amendment No. 1 to Corporate Sponsored Research Agreement

	Year 3	Year 4	Year 5	Total

Total Direct Costs	[**]	[**]	[**]	[**]

Indirect Rage	[**]	[**]	[**]	[**]

Total Indirect Costs	[**]	[**]	[**]	[**]

Total Grant Budget	[**]	[**]	[**]	[**]

Exhibit B: Budget

	Year 1	Year 2	Year 3	Total
	$	$	$
YALE TOTAL DIRECT COSTS - Grant	[**]	[**]	[**]	[**]
	$	$	$
Total Indirects	[**]	[**]	[**]	[**]
	$	$	$
Total Grant Budget	[**]	[**]	[**]	[**]

Second Amendment to Corporate Sponsored Research Agreement

This Second Amendment (the “Amendment”), effective as of December 31, 2021 (the “Amendment Effective Date”), is entered into by and Inozyme Pharma, Inc., a Delaware corporation, having its principal offices at 321 Summer Street, Suite 400, Boston, MA 02210 (“Inozyme”) and Yale University, a non-profit corporation organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut, (“Yale”), and is made to that certain Research Agreement with an Effective Date of January 6, 2017, as amended by a First Amendment effective February 19, 2019 (the “Agreement”).

Whereas, the Parties desire to modify the terms of the Agreement to extend the term thereof on a no-cost basis as set forth herein.

Now Therefore, the Parties agree as follows:

1.1
All capitalized terms used in this Amendment but not defined herein shall have the meaning given such term in the Agreement.
1.2
The first sentence of Section 10(a) of the Agreement is hereby amended by deleting the words “December 31, 2021” and substituting in lieu thereof “June 30, 2022.”
1.3
Except as amended by this Amendment, the Agreement shall remain in full force and effect according to its terms.

1.4
This Amendment may be executed in two counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the Amendment Effective Date.

Yale University Inozyme Pharma, Inc.

By:__/s/ James Cresswell____________ By:___/s/ Axel Bolte__________________

Name: James Cresswell Name: Axel Bolte

Title: Sr. Contract Manager Title: CEO

THIRD AMENDMENT TO CORPORATE SPONSORED RESEARCH AGREEMENT

This Third Amendment (the “Amendment”), effective as of May 31, 2022 (the “Third Amendment Effective Date”), is entered into by and Inozyme Pharma, Inc., a Delaware corporation, having its principal offices at 321 Summer Street, Suite 400, Boston, MA 02210 (“Sponsor”) and Yale University, a non-profit corporation organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut, (“University”), and is made to that certain Research Agreement with an Effective Date of January 6, 2017, as amended by a First Amendment effective February 19, 2019 and a Second Amendment effective December 31, 2021 (the “Agreement”).

Whereas, the Parties desire to modify the terms of the Agreement to extend the term and to provide additional funding as described herein in support of experiments associated with investigating [**].

Now Therefore, the Parties agree as follows:

(a)
All capitalized terms used in this Amendment but not defined herein shall have the meaning given such term in the Agreement.
(b)
Section 8(d)(ii) of the Agreement is hereby amended by addition of the following at the end of the Section:
(i)
Notwithstanding the foregoing in this Section 8(d)(ii), Inventions that are: (i) related to (a) [**] and/or (b) the use of such [**] and (ii) not otherwise already subject to a license from University to Sponsor, including a license under the License Agreement (Yale Ref. [**])) (such inventions ((i) and (ii)), “[**] Inventions”) shall not be subject to the Option granted herein. Sponsor shall not seek or require the disclosure of any future [**] Inventions from University.
(ii)
Sponsor hereby acknowledges that University has disclosed to Sponsor the [**] Inventions set forth on Exhibit 8(d)(ii)(2) (“Existing [**] Inventions”). Further, Sponsor hereby acknowledges and agrees that its Options to such Existing [**] Inventions have expired without exercise.
(iii)
University represents that, to the actual knowledge of Yale Ventures (fka Yale Office of Cooperative Research; “Yale Ventures”), the [**] Inventions set forth on Exhibit 8(d)(ii)(2) are all of the patentable [**] Inventions that have arisen under this Agreement that have been reported to Yale Ventures as of the Third Amendment Effective Date.

(c)
The first sentence of Section 10(a) of the Agreement is hereby amended by deleting the words “June 30, 2022” and substituting in lieu thereof “April 30, 2023.”
(d)
Exhibit A is hereby modified to include the additional components of the Research identified in Exhibit A-1, attached hereto and incorporated herein.
(e)
The Extended Budget of the Agreement is hereby modified to include the following:

Funds for the performance of Research as set forth in Exhibit A-1 (for the time period beginning on the Third Amendment Effective Date and ending on April 30, 2023)
Total Direct Costs	[**]
Indirect Rate	[**]
Indirect Costs	[**]
Total Budget	[**]

For clarity, the total funding under the Agreement, inclusive of the original Budget and the Extended Budget, is $2,549,708.00, of which University acknowledges that $2,409,708 has already been paid by Sponsor and received by University as of the Third Amendment Effective Date.

(f)
Except as amended by this Amendment, the Agreement shall remain in full force and effect according to its terms.
(g)
This Amendment may be executed in two counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the Third Amendment Effective Date.

YALE UNIVERSITY By: /s/ James Cresswell Name: James Cresswell, JD Title: Senior Contract Manager	Inozyme Pharma, Inc. By: /s/ Henric Bjarke Name: Henric Bjarke Title: COO
By: /s/ Josh Geballe Name: Josh Geballe, MBA Title: Managing Director, Yale Ventures
Read and acknowledged By: /s/ Demetrios Braddock Dr. Demetrios Braddock, Yale Faculty